Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet data as of March 31, 2026, is presented to show how the Transaction might have affected the historical financial statements of the Company if the Transaction had occurred on March 31, 2026. The following unaudited pro forma condensed consolidated statements of operations data for the year ended December 31, 2024, December 31, 2025, and the three months ended March 31, 2026, are presented as if the Transaction occurred on January 1, 2024. The Transaction is expected to meet the criteria in ASC 205-20 to begin being presented as a discontinued operation in the second quarter of 2026 due to disposal of most of the Company’s revenue-generating operations and the resulting strategic shift toward development-stage activities. As a disposal that meets the criteria for discontinued operations, we are required to present an unaudited pro forma condensed consolidated statement for each historical period presented in the Company’s Annual Report on Form 10-K. The unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with our historical financial statements and notes thereto, as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as previously filed with the SEC. The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.

Article 11 of Regulation S-X requires that pro forma financial information include pro forma adjustments to the historical financial statements of the registrant that reflect only the application of required accounting to the Transaction.

The Transaction accounting adjustments to reflect the Transaction in the unaudited pro forma condensed consolidated financial statements include:

•	the sale of the operations, assets and liabilities of the Company’s Assets involved in the Transaction pursuant to the Agreement, and
•	adjustments required to record the estimated impact of the proceeds received in connection with the Transaction, net of transaction costs.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the disposition for which pro forma effect is being given. The unaudited pro forma condensed consolidated financial statements do not reflect any such adjustments.

The Company expects to execute a transition services agreement at closing of the Transaction, which will include services to be provided to Apotex for up to 12 months following the Closing Date. The unaudited pro forma condensed consolidated statements of operations are not required to present the impact of the transition services agreement, as these amounts are not expected to be material.

The unaudited pro forma condensed consolidated financial statement information is presented for informational purposes only and is based upon estimates by the Company’s management, which are based upon available information and certain assumptions that Company’s management believes are reasonable as of the date of this proxy statement. The unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Transaction been consummated as of the dates and for the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026, and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2026, and years ended December 31, 2025, and December 31, 2024, should be read in conjunction with the notes thereto.

Cumberland Pharmaceuticals, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2026

	March 31, 2026
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Cumberland Pharmaceuticals, Inc.
ASSETS
Current assets:
Cash and cash equivalents	$11,007,245	$99,241,674	(iii)	$110,248,919
Marketable securities	—
Accounts receivable, net of allowances	14,261,978			14,261,978
Inventories	5,453,836	(5,423,901)	(i) & (iv)	29,935
Prepaid assets	2,066,198	(1,144,950)	(i)	921,248
Total current assets	32,789,257	92,672,823		125,462,080
Property and Equipment, net	237,375	—		237,375
Intangible assets, net	12,793,249	(12,743,179)	(i)	50,070
Goodwill	914,000	(914,000)	(i)	—
Noncurrent Inventory	9,875,505	(9,834,626)	(i) & (iv)	40,879
Operating lease right-of-use assets	7,618,720	(1,770,712)	(i)	5,848,008
Other Investments	3,840,700	(3,840,700)	(i)	—
Other assets	2,926,214	—		2,926,214
Total assets	70,995,020	63,569,605		134,564,625
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	16,537,072	—		16,537,072
Operating lease current liabilities	485,162	—		485,162
Other accrued liabilities	17,465,817	2,567,863	(ii)	20,033,680
Total current liabilities	34,488,051	2,567,863		37,055,914
Revolving line of credit	5,240,733	—		5,240,733
Income Taxes	—	3,294,607	(iii)	3,294,607
Operating lease non-current liabilities	4,343,892	—		4,343,892
Other long-term obligations, excluding current portion	5,619,332	(2,028,809)	(i)	3,590,523
Total liabilities	49,692,008	3,833,661		53,525,669
Shareholders’ equity:
Shareholders’ equity:
Common stock	51,730,222			51,730,222
Retained earnings	(30,093,698)	59,735,944	(iii)	29,642,246
Total shareholders’ equity	21,636,524	59,735,944		81,372,468
Noncontrolling interest	(333,512)	—		(333,512)
Total liabilities and shareholders’ equity	$70,995,020	$63,569,605		$134,564,625

Cumberland Pharmaceuticals, Inc.

UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED March 31, 2026

	March 31, 2026
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Cumberland Pharmaceuticals, Inc.
Revenues:
Net product revenue	$8,962,467	$(8,962,467)	(i)	$—
Other revenue	168,850	—	(v)	168,850
Net revenues	9,131,317	(8,962,467)		168,850
Costs and expenses:
Cost of products sold	1,933,889	(1,933,889)	(i)	—
Selling and marketing	5,064,875	(5,064,875)	(i)	—
Research and development	1,458,436	(698,216)	(ii)	760,220
General and administrative	2,445,944	(248,512)	(iii)	2,197,432
Amortization of product license right	1,248,934	(1,248,934)	(i)	—
Other	108,531	—	(v)	108,531
Total costs and expenses	12,260,609	(9,194,426)		3,066,183
Operating income	(3,129,292)	231,959		(2,897,333)
Interest income	78,031	1,090,719	(iv)	1,168,750
Other income (Loss)	(146,080)	146,080	(vi)	—
Interest expense	(85,839)	85,839	(vii)	—
Income (loss) before income taxes	(3,283,180)	1,554,597		(1,728,583)
Income tax benefit (expense)	(3,871)	3,871	(viii)	—
Net income (loss) from continuing operations	(3,287,051)	1,558,468		(1,728,583)
Net (income) loss at subsidiary attributable to non-controlling interests	(2,588)	—		(2,588)
Net loss attributable to common shareholders	$(3,289,639)	$1,558,468		$(1,731,171)
Basic and diluted net loss per share	$(0.22)	$0.10		$(0.12)
Weighted average shares	14,963,724	14,963,724		14,963,724

Cumberland Pharmaceuticals, Inc.

UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

	December 31, 2025
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Cumberland Pharmaceuticals, Inc.
Revenues:
Net product revenue	$40,396,278	$(40,396,278)	(i)	$—
Other revenue	4,125,153	(3,000,000)	(i) & (v)	$1,125,153
Net revenues	44,521,431	(43,396,278)		1,125,153
Costs and expenses:
Cost of products sold	6,667,207	(6,667,207)	(i)	—
Selling and marketing	19,098,153	(19,098,153)	(i)	—
Research and development	5,566,498	(2,637,979)	(ii)	2,928,519
General and administrative	11,489,783	(1,175,102)	(iii)	10,314,681
Amortization of product license right	4,034,657	(4,034,657)	(i)	—
Other	457,126	—	(v)	457,126
Total costs and expenses	47,313,424	(33,613,098)		13,700,326
Operating income	(2,791,993)	(9,783,180)		(12,575,173)
Interest income	476,748	4,198,252	(iv)	4,675,000
Other income	(13,220)	—		(13,220)
Interest expense	(495,990)	495,990	(vii)	—
Income (loss) before income taxes	(2,824,455)	(5,088,938)		(7,913,393)
Income tax benefit (expense)	(40,256)	40,256	(viii)	—
Net income (loss) from continuing operations	(2,864,711)	(5,048,682)		(7,913,393)
Net (income) loss at subsidiary attributable to non-controlling interests	28,583	—		28,583
Net loss attributable to common shareholders	$(2,836,128)	$(5,048,682)		$(7,884,810)
Basic and diluted net loss per share	$(0.19)	$(0.34)		$(0.53)
Weighted average shares	14,854,619	14,854,619		14,854,619

Cumberland Pharmaceuticals, Inc.

UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

	December 31, 2024
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Cumberland Pharmaceuticals, Inc.
Revenues:
Net product revenue	$36,537,704	$(36,537,704)	(i)	$—
Other revenue	1,330,241	—	(v)	1,330,241
Net revenues	37,867,945	(36,537,704)		1,330,241
Costs and expenses:
Cost of products sold	6,585,972	(6,585,972)	(i)	—
Selling and marketing	17,023,023	(17,023,023)	(i)	—
Research and development	4,816,206	(2,277,847)	(ii)	2,538,359
General and administrative	10,722,963	(1,197,527)	(iii)	9,525,436
Amortization of product license right	4,748,252	(4,748,252)	(i)	—
Other	403,938	—	(v)	403,938
Total costs and expenses	44,300,354	(31,832,621)		12,467,733
Operating income	(6,432,409)	(4,705,083)		(11,137,492)
Interest income	334,444	4,340,556	(iv)	4,675,000
Other income	237,089	—		237,089
Interest expense	(605,508)	605,508	(vii)	—
Net income before income taxes	(6,466,384)	240,981		(6,225,403)
Income tax benefit (expense)	22,669	(22,669)	(viii)	—
Net income (loss) from continuing operations	(6,443,715)	218,312		(6,225,403)
Net loss at subsidiary attributable to noncontrolling interest	(36,055)	—		(36,055)
Net income attributable to common shareholders	$(6,479,770)	$218,312		$(6,261,458)
Basic and diluted net loss per share	$(0.46)	$0.02		$(0.45)
Weighted average shares	14,060,272	14,060,272		14,060,272

Cumberland Pharmaceuticals, Inc.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

On April 22, 2026, Cumberland Pharmaceuticals Inc. (the “Company” or “Cumberland”) entered into an Asset Purchase Agreement (the “Agreement”) with an affiliate of Apotex Inc. (such affiliate,”Apotex”), pursuant to which Apotex will acquire the Company’s right, title and interest in, to and under the assets relating to the Company’s FDA-approved products, which consist of Acetadote®, Caldolor®, Kristalose®, Sancuso®, Vaprisol®, Vibativ®, as well as certain of the Company’s product related equity interests (collectively, the “Acquired Assets”) in exchange for $100,000,000 payable at the closing of the transaction (the “Transaction”). The Company will retain the assets associated with Cumberland Emerging Technologies, Inc., its majority-owned subsidiary focused on earlier-stage product development, and the Company’s ifetroban product candidates (the “Retained Programs”), which the Company intends to continue to develop following the closing of the Transaction.

The unaudited pro forma combined financial statements reflect the following transaction accounting adjustments to the condensed consolidated balance sheet as of March 31, 2026, and consolidated statements of operations for the three months ended March 31, 2026, and the years ended December 31, 2025, and December 31, 2024, to show how the Transaction might have affected the Company’s historical financial statements if the Transaction had been completed at an earlier time.

Adjustments to the Proforma Balance Sheet:

(i) Eliminate the assets and liabilities disposed of in the asset sale transaction, which includes:

Inventory	$5,423,901
Prepaid Assets	1,144,950
Goodwill & Intangible Assets	13,657,179
Non-current inventory	9,834,626
Investment in Manufacturing	1,770,712
Investment in THI	3,840,700
Milestones & Long Term Contingent Royalty Liability	2,028,809

(ii) Eliminate the current accrued liabilities disposed of in the asset sale transaction, and recognize additional transaction related and other reserves.

Current Contingent Royalty Liability	$1,945,000
THI Liability	4,487,137
Additional Transaction Related & Other Reserves	-9,000,000
Net Change	$(2,567,863)

(iii) Record the expected net consideration received, the expected gain on sale of the acquired assets, and the impact on retained earnings.

Cash received from Buyer upon closing	$100,000,000
Less: Estimated Transaction Costs	(758,326)
Net proceeds from sale of assets	99,241,674
Less Assets and Liabilities Transferred	(27,211,123)
Less Additional Transaction & Other Reserves(a)	(9,000,000)
Estimated Gain on Sale	63,030,551
Estimated Income Tax (After consideration of tax loss carry forwards)(b)	(3,294,607)
Estimated Gain after tax impact to retained earnings	$59,735,944

(iv) The buyer has agreed to reimburse seller for up to $9 million of existing inventory.

(a) anticipated liabilities for employee retention bonuses, termination severance costs, agreement termination penalties and additional legal or consulting fees.

(b) the tax liability as stated is an estimate based on current assumptions.

Cumberland Pharmaceuticals, Inc.

NOTES TO THE UNAUDITED PROFORMA CONSOLIDATED STATEMENTS

Adjustments to the Proforma Consolidated Statement of Operations:

To eliminate operating activity directly attributable to the Program Assets which includes:

	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Cumberland Pharmaceuticals, Inc.
Cost of Goods(a)	$1,933,889	$(1,933,889)	(i)	$—
Selling and marketing	5,064,875	(5,064,875)	(i)	—
Research and development	1,458,436	(698,216)	(ii)	760,220
General and Administrative	2,445,944	(248,512)	(iii)	2,197,432
Amortization of product license right	1,248,934	(1,248,934)	(i)	—
		$(9,194,426)

(i) Net Product revenue, product related milestone revenue, cost of goods, sales and marketing and amortization of product license rights pertain to the products acquired by Apotex.

(ii) The adjustment to research and development includes FDA fees to be paid by Apotex, the Medical Science Liaison department expenses and the compensation cost associated with select employees transferred to Apotex.

(iii) The adjustment to general and administrative includes product related insurance, legal fees, audit and tax preparation services.

(iv) average expected return on a cash and debt instrument balance of approximately $85 million at 5.5%.

(v) Other revenue and expense consists of CET sub-lease income and expense.

(vi) The Other Loss amount pertains to the investment in Talicia Holdings, Inc. to be acquired by Apotex.

(vii) With the significant increase in cash, Cumberland will pay down the line of credit with Pinnacle Bank.

(viii) With the divestiture, the Company’s nexus is limited to the state of Tennessee only.

(a) Apotex has agreed to reimburse seller for up to $9 million of existing inventory. We believe these transactions will be recognized on a post closing basis.